EXHIBIT 99.1

Aug. 26, 2008 16:39 UTC

Medis 24/7 Fuel Cell Power Pack Chosen as ‘Top Emerging Product’ for RetailVision’s FRESH Showcase

Medis Selected to Present the 24/7 Fuel Cell Power Pack On-Stage to Worldwide Retailers

NEW YORK--(BUSINESS WIRE)-- Medis Technologies Ltd. (NASDAQ:MDTL) is pleased to announce today that the Medis 24/7 Fuel Cell Power Pack has been selected as one of the “Top Emerging Products” at RetailVision’s newest technology showcase event: FRESH, A First Look at New Technology. RetailVision is a premiere event bringing together retailers, e-tailers, direct marketers and leading channel decision-makers from the US and Latin America to share today’s most innovative technology products.

RetailVision, known for highlighting next-generation technology created for the retail channel, and FRESH partnered to provide a platform for emerging technology companies to unveil new technologies designed for consumers, most of which are new or not yet available in retail outlets. FRESH offers a lively multimedia platform for the participating companies to demonstrate their latest technology innovations to an audience of hundreds of key retail channel decision-makers.

“We are excited to include the Medis 24/7 Fuel Cell Power Pack as a ‘Top Emerging Product,” said FRESH organizer Fred Brown of the Sightline Group. “The FRESH platform is a great way to showcase new and upcoming technologies that are sure to enthrall the retail channel and consumer market. The Medis 24/7 Fuel Cell is an exciting and innovative product that is sure to excite retailers as there is nothing else like it on the market.”

“Medis is honored to be selected as a ‘Top 10 Emerging Product’ by RetailVision's FRESH event,” said Robert K. Lifton, Chairman and CEO of Medis Technologies. “RetailVision provides a unique opportunity for us to establish vital retailer relationships for our Medis 24/7 product line and show key decision makers our attractive product line.”

The Medis 24/7 Fuel Cell provides portable power to a variety of handheld devices such as cellphones, smartphones, MP3 Players, GPS systems and handheld gaming devices. The 24/7 provides portable power while on the go without the need for the wall outlet. The new Medis 24/7 Xtreme Charger, with replaceable fuel cell for iPhones and BlackBerry products, was highlighted on Business Week TV on ABC on August 24th. The new Xtreme 24/7 Charger will be available in time for the Christmas retail season and will provide multiple charges for a variety of high power draining devices.

About The Sightline Group:

The Sightline Group is a hands-on consulting group of experienced executives that offers sales and marketing strategy, execution assistance and product launch expertise across numerous consumer technology product categories. The firm works with clients ranging from start-ups to Fortune 500 companies. The firm has earned an unparalleled reputation for forging vital alliances. Using its strong relationships with key executives across all major channels — retailers, e-commerce vendors, catalogers, VARs, SIs and OEMs — The Sightline Group can quickly introduce clients and their products to the right people. Past clients include Logitech, iRobot, Acer, Qualcomm and Eye-Fi. For more information, visit www.sightlinegroup.com.

About Medis Technologies Ltd.

Medis Technologies’ primary focus is on its fuel cell technology. Its business strategy is to sell its products to end users through branded OEM partnerships, retail outlets, service providers and to the military and other markets. Medis’ majority-owned and publicly traded subsidiary, Cell Kinetics Ltd., is engaged in the development and commercialization of the CKChip, a unique cell carrier platform intended for simultaneous fluoroscopic monitoring and analysis of thousands of individual living cells over time.

This press release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called “forward looking statements” by words such as “may,” “will,” “should,” “expects,” plans,” “targets,” “believes,” “anticipates,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These forward looking statements are subject to risks and uncertainties, product tests, commercialization risks, availability of financing and results of financing efforts that could cause actual results to differ materially from historical results or those anticipated. Further information regarding these and other risks is described from time to time in the Company’s filings with the SEC. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934 or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

This press release is available on Medis’ web site at www.medistechnologies.com.

Contacts

Medis Technologies Ltd.
Robert K. Lifton, 212-935-8484
Chairman & CEO
or
Investor Relations Counsel:
The Equity Group Inc.
Adam Prior, 212-836-9606

Source: Medis Technologies Ltd.

View this news release online at:
http://www.businesswire.com/news/home/20080826006157/en